Exhibit 99(b)

KEYCORP STUDENT LOAN TRUST 1999-A
NOTEHOLDERS’ STATEMENT
pursuant to Section 5.07(b) of Sale and Servicing
Agreement (capitalized terms used herein are defined in Appendix A thereto)

Distribution Date: March 28, 2005

(i) Amount of principal being paid or distributed:
	(a)	Class A-1 Notes:	(1) $0.00
(2) ($ - , per $1,000 original principal amount of the Notes)
	(b)	Class A-2 Notes:	(1) $13,210,671.62
(2) ($0.0000232 , per $1,000 original principal amount of the Notes)

(ii) Amount of interest being paid or distributed on:

	(a)	Class A-1 Notes:	(1) $0.00 2.6887500% (Based on 3-Month LIBOR)
(2) ($ - , per $1,000 original principal amount of the Notes)
	(b)	Class A-2 Notes:	(1) $1,944,997.71 2.8787500% (Based on 3-Month LIBOR)
(2) ($0.0000034 , per $1,000 original principal amount of the Notes)
	(c)	(1) 3 Mo. Libor for the reporting period from the previous Distribution Date was: 1.9500000%
(2) The Student Loan Rate was: Not Applicable

(iii) Amount of Noteholders’ Interest Index Carryover being paid or distributed (if any) and amount remaining (if any):

	(a)	Distributed:	(1) $0.00
(2) ($ — , per $1,000 original principal amount of the Notes)
	(b)	Balance:	(1) $ -
(2) ($ - , per $1,000 original principal amount of the Notes)

(iv) Pool Balance at end of related Collection Period: $288,675,353.38

(v) After giving effect to distributions on this Distribution Date:

	(a)	(1) Outstanding principal amount of Class A-1 Notes: $0.00
(2) Class A-1 Note Pool Factor: -
	(b)	(1) Outstanding principal amount of Class A-2 Notes: $254,075,353.38
(2) Class A-2 Note Pool Factor: 0.44543365

(vi)	(a)	(1) Amount of Servicing Fee for related Collection Period: $309,479.89
(2) $0.3726877 , per $1,000 original principal amount of the Notes.
	(b)	Amount of Excess Servicing Fee being distributed and remaining balance (if any):
		(1) Distributed:	$0.00
$ - , per $1,000 original principal amount of the Notes.
		(2) Balance:	$0.00
$ — , per $1,000 original principal amount of the Notes.
	(c)	Amount of Administration Fee for related Collection Period: $3,000.00
$0.0036127 , per $1,000 original principal amount of the Notes

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(vii)	(a)	Aggregate amount of Realized Losses (if any) for the related Collection Period: $57.81

	(b)	Delinquent Contracts	# Disb.	%	$ Amount	%

		30-60 Days Delinquent	521	1.94%	$7,276,710	2.74%

		61-90 Days Delinquent	349	1.30%	$4,893,960	1.85%

		91-120 Days Delinquent	180	0.67%	$2,480,439	0.94%

		More than 120 Days Delinquent	252	0.94%	$3,795,724	1.43%

		TOTAL	1,404	5.24%	$19,308,828	7.28%

(viii)	Amount in the Reserve Account: $1,297,500.00

(ix)	(a)	Cumulative TERI Claims Ration as of Distribution Date 8.92%

	(b)	TERI Trigger Event has not occured.

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